UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. N/A)

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☐	Soliciting Material Pursuant to §240.14a-12

CONMED HEALTHCARE MANAGEMENT, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONMED HEALTHCARE MANAGEMENT, INC.

7250 Parkway Drive

Suite 400

Hanover, Maryland 21076

April 20, 2012

Dear Fellow Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Conmed Healthcare Management, Inc. to be held at 10:00 a.m. on Thursday, May 24, 2012 at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036.  At the Annual Meeting, you will be asked to elect directors, to ratify the appointment of the Company’s independent auditors and to amend the Company’s 2007 Stock Option Plan. These matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement.

Whether you plan to attend in person or not, we encourage you to vote your shares so that they are represented at the Annual Meeting.  Please submit your proxy through the Internet or by telephone or complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed postage prepaid envelope. If you have Internet access, we encourage you to record your vote through the Internet. We look forward to seeing you at the Annual Meeting.

Thank you for your investment and continued interest in Conmed Healthcare Management, Inc.

Sincerely,
By: /s/ Richard W. Turner
Richard W. Turner, Ph.D.
Chairman and Chief Executive Officer

CONMED HEALTHCARE MANAGEMENT, INC.

7250 Parkway Drive

Suite 400

Hanover, Maryland 21076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 24, 2012

To our Stockholders:

Notice is hereby given that the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Conmed Healthcare Management, Inc. (the “Company”), a Delaware corporation, will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, on Thursday, May 24, 2012 at 10:00 a.m., for the following purposes:

(1)	To elect six Directors to the Board of Directors to serve until the 2013 annual meeting of stockholders and until their successors have been duly elected or appointed and qualified;

(2)	To ratify the appointment by the Audit Committee of our Board of Directors of McGladrey & Pullen, LLP (“McGladrey”) to serve as the Company’s independent auditors for the fiscal year ending December 31, 2012;

(3)	To amend the Company’s 2007 Stock Option Plan, as amended (the “2007 Plan”) to increase the number of shares of common stock, par value $.0001 per share (the “Common Stock”), reserved for issuance under the 2007 Plan from three million one hundred thousand (3,100,000) to four million one hundred thousand (4,100,000); and

(4)	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 12, 2012, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of ten days prior to the Annual Meeting, a list of stockholders will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A list of stockholders will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

Directions to the offices of Kramer Levin Naftalis & Frankel LLP are included on the outside back cover of the Proxy Statement for the Annual Meeting of Stockholders to be held on May 24, 2012.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SUBMIT YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

By: /s/ Richard W. Turner
Richard W. Turner, Ph.D., Chairman
April 20, 2012

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Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 24, 2012.

The Proxy Statement and 2011 Annual Report on Form 10-K

are available through the “Investor Information” link on our website at

www.conmedinc.com

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CONMED HEALTHCARE MANAGEMENT, INC.

7250 Parkway Drive

Suite 400, Hanover, Maryland 21076

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Conmed Healthcare Management, Inc. of proxies to be voted at the 2012 Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 24, 2012 at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 and at any adjournments thereof. In this proxy statement, Conmed Healthcare Management, Inc. is referred to as “we”, “us”, “our” or “the Company” unless the context indicates otherwise.

The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect six Directors to the Board of Directors to serve until the 2013 annual meeting of stockholders and until their successors have been duly elected or appointed and qualified; (ii) to ratify the appointment by the Audit Committee of our Board of Directors of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2012; (iii) to amend the 2007 Plan, to increase the number of shares of Common Stock reserved for issuance under the 2007 Plan from three million one hundred thousand (3,100,000) to four million one hundred thousand (4,100,000); and (iv) to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals.

The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is on or about April 20, 2012.  A copy of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission (“SEC”), accompanies this Proxy Statement, but should not be considered proxy solicitation material. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to the principal executive offices of the Company:  Conmed Healthcare Management, Inc., 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076, Attn : Secretary.  The telephone number is (410) 567-5520.

Stockholders Entitled to Vote

Only holders of record of the Common Stock of the Company at the close of business on April 12, 2012 (the “Record Date”) will be entitled to vote at the Annual Meeting.  As of the Record Date, there were 13,909,315 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Voting of Proxies

The Board of Directors is asking for your proxy.  Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.  You may vote for the election of all of our director candidates, withhold authority to vote for any one or more of our director candidates or withhold authority to vote for all of our director candidates.  You may vote for, vote against or abstain from voting for the proposal to ratify the appointment by the Audit Committee of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2012. You may vote for, vote against or abstain from voting for the proposal to amend the 2007 Plan to increase the number of shares of Common Stock reserved for issuance under the 2007 Plan from three million one hundred thousand (3,100,000) to four million one hundred thousand (4,100,000).

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If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares “FOR” the election of our director candidates, “FOR” the ratification of the appointment by the Audit Committee of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2012 and “FOR” the amendment of the 2007 Plan to increase the number of shares of Common Stock reserved for issuance under the 2007 Plan from three million one hundred thousand (3,100,000) to four million one hundred thousand (4,100,000) and in our proxies’ discretion on such other matters as may properly be raised at the meeting.

You may receive more than one proxy or voting card depending on how you hold your shares.  Shares registered in your name are covered by one card.  If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote those shares.

If you do not vote via the Internet or by telephone, or sign, date and return a proxy card, you must attend the Annual Meeting in person in order to vote.

Revocability of Proxy

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors’ recommendations.

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to the Secretary of the Company, stating that the proxy is revoked;

•	by submitting another proxy with a later date; or

•	by attending the Annual Meeting and voting in person.

Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, submitting a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting. If you indicate a choice with respect to any matter to be acted upon when voting via the Internet (or by telephone or on your returned proxy card) and you do not validly revoke it, your shares will be voted in accordance with your instructions.

Quorum

The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

Vote Required

Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for approval of the ratification of the selection of McGladrey as independent auditors of the Company for the fiscal year ending December 31, 2012, as described in Proposal 2. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for the amendment of the 2007 Plan to increase the number of shares of Common Stock reserved for issuance under the 2007 Plan, as described in Proposal 3.

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Effect of Abstentions

Abstentions will be counted as present for purposes of determining a quorum but will have the effect of a negative vote on matters other than the election of directors.

Effect of Broker Non-Votes

Brokers holding shares for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners of such shares. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Brokers have discretionary authority under the rules governing brokers to vote without instructions from the beneficial owner on certain “routine” items, such as the ratification of the appointment of the independent auditors (Proposal 2) and, accordingly, your shares may be voted by your broker on Proposal 2. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker.

All proxies received will be voted in accordance with the choices specified on such proxies. Proxies will be voted in favor of a proposal if no contrary specification is made. All valid proxies obtained will be voted at the discretion of the persons named in the proxy with respect to any other business that may come before the Annual Meeting.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of six members each of whom has been nominated for election to the Board to serve as a director until the next annual meeting and until their successors are duly elected or appointed and qualified.  Unless a stockholder withholds authority or the proxy contains contrary instructions, a properly submitted proxy will be voted “FOR” the election of all of the persons named below. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The name and age of each of the six nominees, his position with the Company, his principal occupation, and the period during which such person has served as a director are set forth below.

Biographical Summaries of Nominees for the Board of Directors

Name of Nominee	Age	Position with the Company	Director Since
Richard W. Turner, Ph.D.	65	Chairman, Chief Executive Officer and Director	2007

John Pappajohn	83	Director	1995

Edward B. Berger	83	Director	2007

John W. Colloton	81	Director	2007

Charles Crocker	73	Director	2010

Jeffrey W. Runge	56	Director	2011

Richard W. Turner, Ph.D. – Chairman of the Board of Directors and Chief Executive Officer

Dr. Turner has been our Chairman, Chief Executive Officer and a Director since May 2008. He became President, Chief Executive Officer and a Director in 2007. Prior to consulting for Pace Health Management Systems, Inc., our predecessor in interest, in May 2006, Dr. Turner served as President and Chief Executive Officer of EyeTel Imaging, Inc. from January 2004 to May 2006. Prior to January 2004, Dr. Turner served as President and Chief Executive Officer of BEI Medical Systems Company, Inc. (“BEI Medical”), a company engaged in the development and marketing of a minimally invasive endometrial ablation system. BEI Medical was sold to Boston Scientific Corp. for approximately $95 million in 2002. Dr. Turner brings many years of leadership experience to the Board of Directors, having held executive leadership positions in the medical industry for approximately 26 years, including President and Director of CooperLaserSonics, Inc., President of CooperVision, Inc., President, Chief Executive Officer and Director of Pancretec, Inc. (sold to Abbott Labs, Inc.) and President of Kay Laboratories (sold to Baxter, Inc.). Dr. Turner graduated from Old Dominion University with a Bachelor of Science degree, earned his M.B.A. from Pepperdine University and earned his Ph.D. from Berne University.

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John Pappajohn - Director

Mr. Pappajohn has been a Director of the Company since 1995, having served on the Board of Directors of Pace Health Management Systems, Inc., our predecessor in interest, since 1995, and is the Chairman of our Compensation Committee. Since 1969, Mr. Pappajohn has been the President and principal stockholder of Equity Dynamics, Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm, both located in Des Moines, Iowa. He also serves as a director for the following public companies: American Caresource Holdings, Inc. and CNS Response, Inc. From 2005 to 2011, Mr. Pappajohn served as a director for Pharmathene, Inc. From 2007 to 2009, Mr. Pappajohn served as a director for SpectraScience, Inc. From 1995 to 2010, Mr. Pappajohn served as a director of Careguide, Inc., which was a public company through January 2009. Mr. Pappajohn received his B.S.C. from the University of Iowa. Mr. Pappajohn is a valuable asset to the Board of Directors with unparalleled experience serving as a director of more than 40 companies and substantial insight into the life sciences and healthcare industries by having been an active private equity investor in healthcare companies for more than 40 years, and by founding and supporting several public healthcare companies.

Edward B. Berger - Director

Mr. Berger has served on our Board of Directors since March of 2007 and currently is Chairman of our Audit Committee and a member of our Compensation Committee. Mr. Berger is also a director of American CareSource Holdings, Inc., a public company that offers access to a national network of ancillary healthcare service providers and an array of claims management, reporting and analysis services. Since his election in March of 2006, he has served in a variety of roles including Chairman, and Executive Chairman and chaired several committees including their Audit, Nominating and Compensation Committees. Mr. Berger brings extensive experience in the healthcare industry to the Board of Directors, having served as past President and CEO of Palo Verde Hospital, past President and member of the Board of Trustees of Kino Community Hospital, and past member of the Long Range Planning Committee of Tucson Medical Center, all in Tucson, Arizona. Mr. Berger received a Juris Doctorate from New York Law School and a Masters Degree in Education as well as a Bachelor of Arts Degree in History and English from the University of Arizona. For the past 25 years, Mr. Berger has been President of Berger Equities Inc., a real estate investment firm owned by Mr. Berger and his spouse. Mr. Berger is currently an Adjunct Professor in Political Science at Pima Community College. He is recently retired Chairman of the Desert Angels Inc., an angel investment group, and retired Chairman of the MBA Advisory Council, Eller Graduate School of Management, at the University of Arizona

John W. Colloton - Director

Mr. Colloton has served on our Board of Directors since July 2007 and is a member of our Audit Committee. He is currently Director Emeritus of the University of Iowa Hospitals and Clinics and served as the lead director of Wellmark, Inc. (Iowa-South Dakota Blue Cross and Blue Shield) from 2000 to 2008 during a 35-year tenure on the Wellmark board. He was Chairman of the Wellmark board from 1993 to 1996. He also serves as a director of American Caresource Holdings, Inc. From 1989 to 2003, Mr. Colloton served as a director of Baxter International Inc. and from 2004 to 2006, he served as a director of Allion Healthcare Inc. From 1971 to 1993, Mr. Colloton was director and Chief Executive Officer of the University of Iowa Hospitals and Clinics, and from 1993 through 2000, he served as Vice President of the University of Iowa for Statewide Health Services. Mr. Colloton received his B.A. in business administration from Loras College and holds a masters degree in hospital administration from the University of Iowa. Mr. Colloton’s outstanding accomplishments in Iowa have projected him into national prominence in healthcare, health science education and federal policymaking. His blend of contributions to both the voluntary non-profit and corporate enterprise sectors resulted in his induction into the National Health Care Hall of Fame in 2003. His background gives Mr. Colloton unique credentials with which to represent the leadership of the health industry, which makes him a valuable asset to the Board.

Charles Crocker - Director

Mr. Crocker has served on our Board of Directors since November 2010 and is a member of our Audit Committee and Compensation Committee. Mr. Crocker currently serves as the Chairman and Chief Executive Officer of Crocker Capital, Inc., a private investment company.  Mr. Crocker was the Chief Executive Officer of the Custom Sensors and Technologies Division of Schneider Electric SA, a global French conglomerate, until January 2006.  Mr. Crocker was the Chairman and Chief Executive Officer of BEI Technologies, Inc., a diversified technology company, from March 2000 until October 2005, when it was acquired by Schneider Electric.  Mr. Crocker served as Chairman, President and Chief Executive Officer of BEI Electronics, Inc. from October 1995 to September 1997, at which time he became Chairman, President and Chief Executive Officer of BEI Technologies, Inc.  He has served as a director of Teledyne Technologies Incorporated since 2001, and a director of Franklin Resources, Inc. since 2003, and its subsidiary, Fiduciary Trust International. Mr. Crocker has been Chairman of the Board of Children’s Hospital in San Francisco, Chairman of the Hamlin School’s Board of Trustees and President of the Foundation of the Fine Arts Museums of San Francisco.  Mr. Crocker received a B.S. degree from Stanford University and an M.B.A from the University of California, Berkeley. Mr. Crocker brings valuable professional experience with technology companies to the Board of Directors, as well as experience from his current and previously held senior-executive level positions and service on other public and private company boards.

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Jeffrey W. Runge - Director

Dr. Runge has served on our Board of Directors since January 2011. Dr. Runge has served as a member of the board of directors of Pharmathene, Inc. since December 2009. Dr. Runge is a Principal at The Chertoff Group, a firm providing advisory services in business risk management, homeland security and homeland defense. He is also the President and founder of Biologue, Inc., which provides consulting in biodefense, medical preparedness and injury prevention and control. From 2001 through August of 2008, Dr. Runge served in the Bush administration, first as the head of the National Highway Traffic Safety Administration, and, beginning in September 2005, as the Department of Homeland Security’s (DHS) first Chief Medical Officer. Dr. Runge founded the DHS Office of Health Affairs in 2007 and was confirmed by the Senate as DHS’ first Assistant Secretary for Health Affairs in December of 2007. Dr. Runge also served as Acting DHS Undersecretary for Science and Technology from February through August 2006. In his role at DHS, Dr. Runge oversaw the operations of the department’s biodefense activities, medical preparedness and workforce health protection, including managing DHS’ role in Project BioShield, working with the various federal departments on medical countermeasure assurance. Prior to joining DHS, Dr. Runge was Assistant Chairman of the Department of Emergency Medicine at the Carolinas Medical Center in Charlotte, NC, from 1984 through 2001. Dr. Runge earned his medical degree from the Medical University of South Carolina and his undergraduate degree from the University of the South. Dr. Runge brings an invaluable background in the public sector to the Board of Directors, particularly with respect to his experience in the Bush administration as a founder of the DHS Office of Health Affairs, as well as his practical experience in the medical field.

Vote Required

Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, directors will be elected by a plurality of the votes cast at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Messrs. Turner, Pappajohn, Berger, Colloton, Crocker and Runge. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted “FOR” the election of the above listed nominees.

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CORPORATE GOVERNANCE

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices the Company has adopted.

Code of Conduct

Our Board of Directors has adopted a Code of Conduct which is applicable to all our directors, officers, employees, agents and representatives, including our principal executive officer and principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the Company’s website at http://www.conmedinc.com under the “Investor Information” link.  The Company intends to post any amendments or waivers to its Code of Conduct (to the extent applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) on its website.

Board Meetings

During fiscal year 2011, the Board of Directors held six meetings. In addition, the Board of Directors took action by unanimous consent on three occasions. During 2011, all directors attended at least 75% of the total number of meetings held by the Board and Board committees on which he served.

Director Attendance at Annual Meetings

Directors are expected to attend annual meetings of stockholders, absent exigent circumstances that preclude their attendance.  Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting.  At our 2011 annual meeting, five of our directors who were on the Board as of the date of that meeting attended in person and one director was unable to attend in person but attended the meeting via telephone conference.

Director Independence

As our Common Stock is listed on the NYSE Amex LLC (the “NYSE Amex”), we are subject to the rules of this exchange applicable to determining whether a director is independent. As a “smaller reporting company,” the exchange requires that at least 50% of the Board of Directors be considered independent, as determined by the Board. The Board has reviewed each of the directors’ relationships with the Company in conjunction with the NYSE Amex independence standards and has affirmatively determined that Messrs. Berger, Colloton, Crocker, Pappajohn and Runge, constituting a majority of our Board, are independent of management and free of any relationship that would interfere with their independent judgment as members on the Board of Directors.

Committees of the Board of Directors

The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee

The Audit Committee was formed in May 2007.  The Audit Committee is comprised of Edward Berger (Chairman), John Colloton and Charles Crocker. Under the director independence standards for audit committees of NYSE Amex listed companies, Messrs. Berger, Colloton and Crocker are independent.  The Board of Directors has determined that each member is financially sophisticated under Section 803(B)(2)(a) of the NYSE Amex Company Guide, which governs NYSE Amex listed companies. The Board of Directors has determined that Mr. Berger meets the SEC criteria of an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee held four meetings in 2011.

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The Audit Committee operates under a charter that has been approved by the Board of Directors, which sets forth the functions and responsibilities of this committee.  The Audit Committee must review and reassess the adequacy of the charter on an annual basis.  The Audit Committee is responsible for matters relating to financial reporting, internal controls, risk management and compliance. These responsibilities include appointing, overseeing, evaluating and approving the fees of our independent auditors, reviewing financial information which is included in our Annual Report on Form 10-K, as amended, discussions with management and the independent auditors of the results of the annual audit and our quarterly financial statements, reviewing with management our system of internal controls and financial reporting process and monitoring our compliance program and system.  The Audit Committee charter, as amended and approved by the Board, is available on the Company’s website at http://www.conmedinc.com under the “Investor Information” link.

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of its independent auditors. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditors.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. McGladrey & Pullen, LLP (“McGladrey”), as the Company’s independent auditors, are responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

In this context, we have met and held discussions with management for the fiscal year ended December 31, 2011. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed with management and the Company’s external auditors, McGladrey, the Company’s consolidated financial statements for the fiscal year ended December 31, 2011 and the Company’s internal control over financial reporting. We also discussed with McGladrey the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. McGladrey provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey’s communications with the Audit Committee concerning independence, and we discussed McGladrey’s independence with them. In determining McGladrey’s independence, we considered whether their provision of non-audit services to the Company was compatible with maintaining independence. We received regular updates on McGladrey’s fees and the scope of audit and non-audit services they provided. All such services were provided consistent with applicable rules and our pre-approval policies and procedures.

Based on our discussions with management and our external auditors, our review of the representations of management, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K. We also approved, subject to stockholder ratification, the selection of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2012.

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Members of the Audit Committee:

Edward Berger (Chairman)

John Colloton

Charles Crocker

 Compensation Committee

The Compensation Committee was formed in May 2007. During 2011, the Compensation Committee was comprised of Messrs. Pappajohn (Chairman), Berger, Crocker and Runge. Under the NYSE Amex director independence standards, Messrs. Pappajohn, Berger, Crocker and Runge are independent.

The Compensation Committee is responsible for matters relating to the development, attraction and retention of the Company’s management and for matters relating to the Company’s compensation and benefits programs. As part of its responsibilities, this committee evaluates the performance and determines the compensation of the Company’s Chief Executive Officer and approves the compensation of other senior officers, as well as fixes and determines awards to employees of stock options, restricted stock and other types of stock-based awards.  The Chief Executive Officer is permitted to participate in a non-voting capacity in discussions or processes concerning the compensation of other executive officers, but may not participate in discussions concerning his own compensation.  The Compensation Committee has not yet adopted a compensation committee charter.

The Compensation Committee did not hold separate meetings in 2011. Instead, compensation matters were approved at meetings of the Board of Directors or by written consent of the Board of Directors, including, in each case, by at least a majority of the independent directors.

Director Nomination Process

The Company does not currently have an active nominating committee or other committee performing similar functions, nor have we adopted a nominating committee charter. Under Section 804 of the NYSE Amex Company Guide, in the absence of a nominating committee, Board of Director nominations may be either selected, or recommended for the Board’s selection, by a majority of the independent directors of the Board. Given our available resources and that the NYSE Amex does not require us to have a separate nominating committee, the Board of Directors has determined that it is in the Company’s best interest to have nominations recommended for the Board’s selection by a majority of the independent directors, and to have the full Board participate in the consideration of director nominees.

In general, when the Board of Directors determines that expansion of the board or replacement of a director is necessary or appropriate, the Board will conduct candidate interviews with members of management, consult with the candidate’s associates and through other means determine a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. While diversity may contribute to this overall evaluation, it is not considered by the Board of Directors as a separate or independent factor in identifying nominees for director. The Company may identify candidates through recommendations made by directors, senior management or other third parties.  Dr. Runge, who joined the Board in January 2011, was recommended by one of our non-management directors. The Board will consider director candidates nominated by stockholders during such times as the Company is actively considering appointing new directors. Candidates recommended by stockholders will be evaluated based on the same criteria described above.

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Stockholders desiring to suggest a candidate for consideration must do so in accordance with the Company’s bylaws and the securities laws, and should send a letter to Thomas W. Fry, the Company’s Secretary, at the Company’s principal headquarters, 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076, and include:  (a) a statement that the writer is a stockholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be a director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing stockholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.  No person shall be eligible for election as a director of the Company unless nominated by the Board, or otherwise in accordance with these procedures.  Because of the small size of the Company and the limited need to seek additional directors, there is no assurance that all stockholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by stockholders.

Stockholder Communications with Directors

Stockholders may communicate their comments or concerns in writing with members of the Board of Directors. Any such communication should be addressed to the attention of the Board of Directors, c/o Conmed Healthcare Management, Inc., 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board of Directors, upon the Secretary’s receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

Board Leadership Structure

Dr. Turner serves as both principal executive officer and Chairman of the Board of Directors. The Company does not have a lead independent director. Except for Dr. Turner, each of the other directors on the Board of Directors is independent, as defined by Section 803(A) of the NYSE Amex Company Guide, and our independent directors provide active and effective oversight of our operations. As of the date of this filing, the Company has determined that the leadership structure of its Board of Directors has permitted the Board to fulfill its duties effectively and efficiently and is appropriate given the size and scope of the Company and its financial condition.

Board of Directors’ Role in Risk Oversight

The Board of Directors is responsible for overseeing our executive management team in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through its committees. Each member of the management team has direct access to the Board and its committees to ensure that all risk issues are frequently and openly communicated. The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to our executive management team regarding the assessment and management of risk. For example, the Board regularly reviews the Company’s critical strategic, operational, legal and financial risks with management to set the tone and direction for ensuring appropriate risk taking within the business.

In addition, financial risks are overseen by our Audit Committee, which meets separately with representatives of our independent auditors to determine whether any material financial risks or any deficiencies in our internal controls over financial reporting have been identified and, if so, the executive management team’s plans to rectify or mitigate these risks. The Audit Committee also oversees risks related to the Company’s financial statements, the financial reporting process and accounting matters.

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Our Board and its committees have access at all times to the Company’s management to discuss any matters of interest, including those related to risk. Those members of our executive management team who are most knowledgeable of the issues facing the Company also regularly attend Board and committee meetings to provide additional insight into items being discussed, including risk exposures. We believe that our Board leadership structure enables senior management to communicate identified risks to our Board and its committees and affords a free flow of communication regarding risk identification and mitigation.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

The Audit Committee has appointed McGladrey & Pullen, LLP as independent auditors for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 2012 and stockholders are being asked to ratify such appointment. McGladrey has no direct or indirect financial interest in the Company.

A representative of McGladrey is expected to be present in person or by electronic conferencing at the Annual Meeting, and will be afforded an opportunity to make a statement at the Annual Meeting if the representative desires to do so. It is also expected that such representative will be available at the Annual Meeting to respond to appropriate questions by stockholders.

Vote Required

The affirmative vote of holders of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2012. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its appointment.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of McGladrey as the Company’s independent auditors for the fiscal year ending December 31, 2012. Unless the proxy contains contrary instructions, proxies received from stockholders will be voted in favor of the ratification of the selection of McGladrey as independent auditors for the Company for the fiscal year ending December 31, 2012.

Information about Fees Billed by Independent Auditors

The following table sets forth fees billed to us for professional services by McGladrey and its affiliate, RSM McGladrey, Inc., during the period covering the fiscal years ended December 31, 2011 and 2010:

Description	2011	2010

Audit Fees (i)	$119,200	$117,000

Audit-Related Fees (ii)	$19,815	$16,875

Tax Fees (iii)	$62,111	$23,712

All Other Fees	$0	$0

(i)	Audit Fees to McGladrey consist of fees for professional services rendered for the audit of the Company’s financial statements, review of the 10-K filing, and review of the financial statements included in the Company’s quarterly reports.

(ii)	Audit-related fees to McGladrey related to work performed on form S-8 and audit of the 401(k) plan, assistance relative to the proposed merger and various other accounting matters.

(iii)	Tax fees to RSM McGladrey, Inc. consist of compliance fees for the preparation of federal and state tax returns, assistance related to the proposed merger and consulting and analysis on various other tax matters.

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For the year ended December 31, 2011, the Company incurred no professional fees to its independent auditors with respect to other services.

The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company.

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PROPOSAL 3

APPROVAL OF AMENDMENT TO

2007 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK

RESERVED FOR ISSUANCE THEREUNDER

General

The Company’s 2007 Plan was adopted by the Board of Directors and approved by the Company’s stockholders in 2007. In each of 2008 and 2010 the Board of Directors amended the 2007 Plan to increase the number of shares of Common Stock available for issuance under the 2007 Plan and the Company’s stockholders approved the amendments at the 2008 and 2010 Annual Meetings of Stockholders, respectively. The Board of Directors has again amended the 2007 Plan to increase the number of shares of Common Stock available for issuance and the stockholders will be asked at the meeting to approve that amendment.

The 2007 Plan currently authorizes the Company to issue up to 3,100,000 shares of Common Stock for issuance upon exercise of options or the vesting of restricted stock units. The amendment adopted by the Board of Directors and being submitted to stockholders increases the number of shares of Common Stock authorized for issuance under the 2007 Plan by 1,000,000 shares to an aggregate of 4,100,000 shares.

Description of the 2007 Plan

The purpose of the 2007 Plan is to provide additional incentive to the directors, officers, employees and consultants of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an “ISO”) or as a non-qualified stock option (a “NQSO”). The 2007 Plan also provides for the issuance of restricted stock units to such parties. The Board of Directors believes that the ability to grant stock options to employees who qualify for ISO treatment provides an additional material incentive to certain key employees. The Internal Revenue Code (the “Code”) requires that ISOs be granted pursuant to an option plan that receives stockholder approval within one year of its adoption. The Company adopted the 2007 Plan in order to comply with this statutory requirement and preserve its ability to grant ISOs.

The benefits to be derived from the 2007 Plan, if any, are not quantifiable or determinable.

The 2007 Plan authorizes the Company to grant:

•	ISOs to purchase shares of Common Stock,
•	NQSOs to purchase shares of Common Stock, and
•	restricted stock units.

ADMINISTRATION OF THE PLAN. The 2007 Plan shall be administered by the Board of Directors of the Company, or by any committee that the Company may in the future form and to which the Board of Directors may delegate the authority to perform such functions (in either case, the “Administrator”). The Board of Directors shall appoint and remove members of the committee in its discretion in accordance with applicable laws. In the event that the Company establishes such a committee and is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 162(m) of the Code, the committee shall, in the Board of Director’s discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, the Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and the Board of Directors, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the 2007 Plan.

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Subject to the other provisions of the 2007 Plan, the Administrator shall have the authority, in its discretion: (i) to grant options and restricted stock units; (ii) to determine the fair market value of the Common Stock subject to options and restricted stock unit grants; (iii) to determine the exercise price of options granted; (iv) to determine the persons to whom, and the time or times at which, options or restricted stock units shall be granted, and the number of shares subject to each option or restricted stock unit award; (v) to interpret the 2007 Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the 2007 Plan; (vii) to determine the terms and provisions of each option and restricted stock unit granted (which need not be identical), including but not limited to, the time or times at which options shall be exercisable; (viii) with the consent of the optionee or grantee, to modify or amend any option or restricted stock unit grant; (ix) to defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an option or restricted stock unit; and (xi) to make all other determinations deemed necessary or advisable for the administration of the 2007 Plan.

SHARES OF STOCK SUBJECT TO THE 2007 PLAN. Currently, the total number of shares of Common Stock which may be issued under options or restricted stock units granted pursuant to the 2007 Plan is 3,100,000 shares of Common Stock. Any shares that are subject to an option or a restricted stock unit and that are not issued due to the expiration of the option or restricted stock unit will again be available for grant under the 2007 Plan.

As of December 31, 2011, stock options have been granted under the 2007 Plan with respect to 2,762,271 shares of Common Stock, 235,124 shares of Common Stock remain available for grant under the 2007 Plan and 102,605 shares of Common Stock have been exercised. The Board of Directors is proposing to increase the number of shares of stock or options issuable under the 2007 Plan by 1,000,000 shares. If the proposal is approved by stockholders, the aggregate number of shares of Common Stock authorized under the 2007 Plan would be 4,100,000 shares, of which 1,235,124 shares would remain available for grant (based on the data as of December 31, 2011).

The number of shares of Common Stock subject to options or restricted stock units granted pursuant to the 2007 Plan may be adjusted under certain conditions. If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board of Directors in (i) the number and class of shares of stock subject to the 2007 Plan; (ii ) the number and class of shares of stock subject to outstanding options and the exercise price of each outstanding option; and (iii) the number and class of shares of stock subject to each outstanding restricted stock unit; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

LIQUIDATION, DISSOLUTION OR CHANGE OF CONTROL. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of a merger of the Company, the 2007 Plan provides that outstanding options will be cancelled in exchange for a payment of cash or other property to the extent that the Company enters into a merger agreement that provides for such a cashout. If there is no such provision, the 2007 Plan provides that in the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the stockholders of the Company receive securities of the acquiring entity or an affiliate thereof, all options and grants shall be assumed or equivalent options or grants shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the options prior to consummation of such event, even if such options were not otherwise exercisable.

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PARTICIPATION. Every person who at the date of grant of an option or restricted stock unit is an employee, officer or director of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs, ISOs or restricted stock units under the 2007 Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs or restricted stock units under the 2007 Plan. The term “Affiliate” as used in the 2007 Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code.

OPTION PRICE. The exercise price of a NQSO shall be equal to the fair market value of the stock subject to the option on the date of grant. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the stock covered by the option at the time the option is granted. The exercise price of an ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “10% Stockholder”) shall in no event be less than 110% of the fair market value of the stock covered by the Option at the time the Option is granted.

TERM OF THE OPTIONS. The Administrator, in its sole discretion, shall fix the term of each option, provided that the maximum term of an option shall be ten years. ISOs granted to a 10% Stockholder shall expire not more than five years after the date of grant. The 2007 Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.

RESTRICTIONS ON GRANT AND EXERCISE OF OPTIONS. Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQSOs, no option granted under the 2007 Plan shall be assignable or otherwise transferable by the optionee except by will or by operation of law. During the life of the optionee, an option shall be exercisable only by the optionee.

RESTRICTIONS ON GRANT OF RESTRICTED STOCK UNITS. A grantee of restricted stock units may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of any restricted stock units, nor may such restricted stock units be made subject to execution, attachment or similar process or otherwise be disposed of, whether by operation of law or otherwise, until the lapse of the period during which restrictions on transfer, and such other restrictions as the Board may impose, are in effect. The Board may in its discretion impose such other restrictions and conditions on restricted stock units awarded as it deems appropriate, including, without limitation, the imposition of provisions that will result in the forfeiture of restricted stock units (or gains realized by a grantee) in the event the grantee breaches covenants relating to non-competition, confidentiality and non-solicitation of employees and customers.

TERMINATION OF THE 2007 PLAN. The 2007 Plan was adopted by the Board of Directors on January 15, 2007 and approved by the stockholders of the Company at the 2007 annual stockholders’ meeting. The 2007 Plan was amended in 2008 to increase the number of shares of Common Stock that can be issued under the 2007 Plan and the amendment was approved by the stockholders at the 2008 annual meeting of stockholders. In April 2010, the Board of Directors again amended the 2007 Plan to increase the number of shares of Common Stock that can be issued under the 2007 Plan, subject to approval by the stockholders of the Company. The 2007 Plan shall terminate within ten years from January 15, 2007, the date of the 2007 Plan’s adoption by the Board of Directors.

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TERMINATION OF EMPLOYMENT OF OPTIONEE. If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the option agreement or by amendment thereof (but in no event after the expiration date of the option (the “Expiration Date”)); provided, however, that if such exercise of the option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the option remains exercisable after Termination, options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee’s personal representative or by the person to whom the option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the option agreement or by amendment thereof (but in no event after the Expiration Date). “Employment” includes service as a director or as a consultant. For purposes of the 2007 Plan, an optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

TERMINATION OF EMPLOYMENT OF GRANTEE: If a grantee is subject to a Termination prior to the expiration of the restricted period applicable to any restricted stock units granted to such grantee, or prior to the satisfaction of any other conditions established by the Board applicable to such grant, any such restricted stock units then remaining subject to restrictions shall be forfeited by the grantee. Restricted stock units forfeited pursuant to the preceding sentence shall be transferred to, and cancelled by, the Company without payment of any consideration by the Company, and neither the grantee nor any of the grantee’s successors, heirs, assigns or personal representatives shall thereafter have any rights or interests in such restricted stock units.

AMENDMENTS TO THE PLAN. The Board of Directors may at any time amend, alter, suspend or discontinue the 2007 Plan. Without the consent of an optionee or grantee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding options or restricted stock unit grants, except to conform the 2007 Plan and ISOs granted under the 2007 Plan to the requirements of federal or other tax laws relating to ISOs. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (i) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (ii) the Board of Directors otherwise concludes that stockholder approval is advisable.

TAX TREATMENT OF THE OPTIONS. The grant of an Option, whether a NQSO or an ISO, will not result in taxable income to the optionee. The taxable income, if any, to be recognized upon exercise and subsequent disposition of the shares acquired through exercise differs between NQSOs and ISOs.

Non-Qualified Options. Except as described below, the optionee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the optionee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Common Stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an ISO will not result in taxable income to the optionee. The exercise of an ISO will not result in taxable income to the optionee provided that the optionee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the optionee is disabled, as that term is defined in the Code). The excess of the fair market value of the Common Stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the optionee’s alternative minimum taxable income for the tax year in which the ISO is exercised.

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If the optionee does not sell or otherwise dispose of the Common Stock within two years from the date of the grant of the ISO or within one year after the transfer of such Common Stock to the optionee, then, upon disposition of such Common Stock, any amount realized in excess of the exercise price will be taxed to the optionee as capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the optionee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the optionee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company will be entitled to a deduction to the extent that the optionee recognizes ordinary income because of a disqualifying disposition.

TAX TREATMENT OF RESTRICTED STOCK UNIT GRANTS. The grant of a restricted stock unit will not result in taxable income at the time of grant and the Company will not be entitled to a corresponding deduction. Upon the vesting of the restricted stock unit, the grantee will realize ordinary income in an amount equal to the then fair market value of the shares received, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting, when granted to the grantee.

The Company will not be able to deduct, with respect to grants of restricted stock units made under the 2007 Plan, any amount that would not be deductible under the ordinary rules relating to the deduction of compensation.  For example,  under certain circumstances, accelerated vesting of restricted stock units in connection with a change in control of the Company could, when combined with other compensation that might be paid by the Company in connection with such event, give rise to a so-called “excess parachute payment” for tax purposes.  If this were to occur, the Company will not be able to deduct the excess parachute payment.

A recipient of restricted stock units under the 2007 Plan who elects to recognize income at the date of the grant of the stock may later forfeit the stock.  In this case the Company will have to add to its taxable income an amount equal to any compensation expense deduction received by it with respect to the grant.

Vote Required

To amend the 2007 Plan to increase the number of stock options reserved for issuance under such plan from two million three hundred fifty thousand (3,100,000) to three million one hundred thousand (4,100,000), an affirmative vote of the holders of a majority of shares voting on the proposal must be obtained. Abstentions and brokers non-votes will have no effect on the outcome. If the proposal is not approved by the stockholders, Proposal 3 will not be effective and the proposal will not be implemented.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the amendment to the 2007 Plan. Unless the proxy contains contrary instructions, proxies received from stockholders will be voted in favor of the amendment to the 2007 Plan.

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EXECUTIVE COMPENSATION

The following table sets forth all compensation for the last two fiscal years awarded to, earned by, or paid to our Chief Executive Officer and the two most highly paid executive officers serving as such for the year ended December 31, 2011 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards [1] ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard W. Turner [2]	2011	300,000	150,000	—	375,524	—	—	13,534	839,058
Chairman & Chief	2010	300,000	150,000	—	—	—	—	11,858	461,858
Executive Officer

Stephen B. Goldberg [3]	2011	313,449	136,869	—	41,725	—	—	12,063	504,106
Executive Vice President &	2010	301,350	108,571	—	259,417	—	—	8,871	678,209
President of CMHS

Thomas W. Fry [4]	2011	210,954	45,000	—	94,892	—	—	33,819	384,665
Senior Vice President, Chief	2010	202,404	45,000	—	27,070	—	—	36,160	310,634
Financial Officer and
Secretary

1 This column shows the aggregate grant date fair value of equity awards granted in fiscal year 2011 and 2010, respectively, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation. For more information concerning the assumptions used for these calculations, please refer to Note 7 of the Notes to the Consolidated Financial Statements included in the 2011 Annual Report on Form 10-K filed with the SEC on March 2, 2012.

2 Dr. Turner’s “Option Awards” reflect options from the 2007 Plan awarded on December 13, 2011 to purchase 225,000 shares of the Company’s Common Stock at an exercise price of $2.65 per share. The options expire on December 12, 2021 and are contingent upon Mr. Turner’s continued employment with the Company. The amount included under “All Other Compensation” for 2010 and 2011 includes $5,538 and $6,025, respectively, in employer contributions for 401(k) retirement plan, $882 and $1,245, respectively, for travel expenses, and $5,438 and $6,264, respectively, for use of a Company-leased apartment.  The incremental cost of the apartment is determined by the lease cost apportioned to the executive based upon the number of days occupied.

3 Dr. Goldberg’s “Option Awards” reflect options from the 2007 Plan awarded on July 22, 2010, November 16, 2010 and December 13, 2011 to purchase 25,000, 90,000 and 25,000 shares, respectively, of the Company’s Common Stock at an exercise price of $3.42, $3.40, and $2.65 respectively, per share. The options expire on July 21, 2020, November 15, 2020, and December 12, 2021, respectively, and are contingent upon Mr. Goldberg’s continued employment with the Company. The amount included under “All Other Compensation” for 2010 and 2011 includes $8,871 and $12,063 respectively, in employer contributions for 401(k) retirement plan.

4 Mr. Fry’s “Option Awards” reflect options from the 2007 Plan awarded on November 16, 2010, February 22, 2011 and December 13, 2011 to purchase 12,000, 25,000 and 25,000 shares, respectively, of the Company’s Common Stock at an exercise price of $3.40, $3.26 and $2.65, respectively, per share. The options expire on November 15, 2020, February 21, 2021 and December 12, 2021, respectively, and are contingent upon Mr. Fry’s continued employment with the Company.  The amount included under “All Other Compensation” for 2010 and 2011 includes $6,770 and $6,177 respectively, in employer contributions for 401(k) retirement plan, $24,312, and $22,581, respectively, for travel expenses and $5,078 and $5,061, respectively, for use of a Company-leased apartment.  The incremental cost of the apartment is determined by the lease cost apportioned to the executive based upon the number of days occupied.

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Narrative Disclosure to Summary Compensation Table

Employment Agreements with Named Executive Officers

The Company has entered into employment agreements with Richard W. Turner and Stephen B. Goldberg and has entered into a letter of employment with Thomas W. Fry.

Richard W. Turner – Chief Executive Officer

Dr. Turner serves as Chief Executive Officer of the Company.  On January 11, 2012, the Company entered into an employment agreement Dr. Turner, effective immediately, which superseded the employment agreement, dated January 26, 2007, that had originally been entered into between Dr. Turner and PACE Health Management Systems, Inc., the Company’s predecessor in interest.

Under the terms of Dr. Turner’s employment agreement, the Company will employ Dr. Turner as the Company’s Chief Executive Officer until December 31, 2012, with successive one-year renewals thereafter. Dr. Turner will receive an annual salary of $350,000. Dr. Turner is also eligible for an annual incentive award to be determined by the Board of the Directors of the Company (or the Compensation Committee thereof) with a target award opportunity of sixty (60) percent of his then-current base salary. The amount of the bonus shall be determined by the Board, based on its reasonable assessment of Dr. Turner’s performance and the Company’s performance against appropriate goals established annually by the Board or the Compensation Committee after consultation with Dr. Turner, prior to the beginning of the period of time from which the performance of Dr. Turner would be evaluated and measured for such bonus. In addition, the Board may, from time to time, grant to Dr. Turner stock options under the Company’s stock option plan. Dr. Turner is also entitled to medical, dental, disability and life insurance coverage, 401(k) plan and other retirement plan participation, vacation, sick leave and holiday benefits, if any, and any other benefits as are made available either to the Company’s other senior executives or to the Company’s personnel generally, all in accordance with the terms of the Company’s benefits program in effect from time to time. The Company has also agreed to pay the expenses and taxes related to Dr. Turner’s renting of an apartment located near the Company’s headquarters.

If Dr. Turner’s employment agreement is terminated without “cause” (as defined in the employment agreement) or if Dr. Turner terminates his employment for “good reason” (as defined in the employment agreement), the Company shall pay Dr. Turner (i) any base salary owed, and all bonuses earned, and unpaid through the date of termination; (ii) for any performance bonus plan then in effect on a pro rata basis for that period of time during the fiscal year in which the termination occurs; (iii) reimbursement of unpaid expenses and continuation of medical, dental, disability and life insurance benefits for a period of six months following termination; and (iv) monthly (or biweekly at the Company’s discretion) amounts equal to the then applicable base salary, excluding bonus, for a period of six months after termination. Upon the consummation of a transaction constituting a “change of control” (as defined in the employment agreement) of the Company, the Company will pay Dr. Turner (i) any base salary owed, and all bonuses earned, and unpaid through the date of termination; (ii) for any performance bonus plan then in effect on a pro rata basis for that period of time during the fiscal year in which the termination occurs; (iii) reimbursement of unpaid expenses and continuation of medical, dental, disability and life insurance benefits for a period of six months following termination; (iv) immediate vesting of all unvested stock options; and (v) a severance amount, payable in a lump sum, equal to 12 months base compensation, plus an amount equal to the prior year’s bonus.

Under the employment agreement, Dr. Turner is subject to covenants not to compete and not to solicit customers or employees of the Company for one year following the termination of his employment.

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Stephen B. Goldberg – Executive Vice President and President of Correctional Mental Health Services

Stephen B. Goldberg serves as President of Correctional Mental Health Services, LLC (“CMHS”) under an employment agreement that was entered into on November 4, 2008. In July 2010, Dr. Goldberg was appointed to the additional position of Executive Vice President of the Company. The initial term of Dr. Goldberg’s employment was for a period commencing on November 5, 2008 (the first business day following the closing of the Stock Purchase Agreement, dated as of November 4, 2008, between the Company and Conmed, Inc., pursuant to which the Company purchased all of the outstanding equity interests of CMHS from Dr. Goldberg), and ending on the two year anniversary of such commencement date.  The agreement is automatically renewed for three successive one-year periods thereafter, unless earlier terminated by the terms of the employment agreement.

Under the employment agreement, Dr. Goldberg is entitled to an initial base salary of $280,000 or such greater amount as may be determined by the Board of Directors. Dr. Goldberg’s base salary is increased on an annual basis by five (5) percent. Dr. Goldberg is also entitled to annual bonus compensation guaranteed to be an amount equal to twenty-five (25) percent of his annual base salary received for the most recent completed fiscal year. Each annual bonus compensation payment is payable in four quarterly installments. In connection with signing the employment agreement, Dr. Goldberg received an option to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $2.30, which options vested over a period of four years, with the first twenty-five (25) percent of such options having vested on the one year anniversary of the award and 1/36 of the remaining options to vest monthly thereafter until fully vested. Dr. Goldberg is entitled to reimbursement for all reasonable expenses in accordance with the Company’s policy for executives.

Pursuant to the employment agreement, the Company may terminate Dr. Goldberg’s employment with or without cause (as defined in the employment agreement), Dr. Goldberg may terminate his employment agreement with or without good reason (as defined in the employment agreement) and Dr. Goldberg’s employment may otherwise be terminated due to death, or due to his inability to continue to perform his assigned duties as a result of injury, illness or disability for a continuous period exceeding 90 days or 180 out of 360 days.

Under the employment agreement, upon termination of Dr. Goldberg’s employment for any reason he will be paid all base salary owed and unpaid through the date of termination. In addition, upon his termination for any reason other than for cause the Company shall for a period of six months after termination provide monthly or biweekly severance amounts equal to his then applicable base salary. Upon a termination of Dr. Goldberg’s employment due to death, by the Company without cause, or by Dr. Goldberg for good reason, Dr. Goldberg will also be paid, on a pro rata basis, any bonus compensation then due, owing and unpaid up and until the date of termination.

Under the terms of an amendment to the Stock Purchase Agreement, dated as of November 16, 2010 between Dr. Goldberg and the Company, certain earnout provisions of the Stock Purchase Agreement were removed. As consideration for the removal of such earnout provisions, Dr. Goldberg was paid $60,000 in settlement, and also became entitled to participate in the Company’s bonus compensation plan with a target of up to thirty (30) percent of Dr. Goldberg’s annual base salary for the applicable year. The actual amount of such additional bonus award shall be determined by the Board of Directors, after consultation with Dr. Goldberg, and will be based upon the Board’s discretion and assessment of Dr. Goldberg’s performance, and that of the Company, against goals established annually by the Chief Financial Officer, Chief Executive Officer and the Compensation Committee. Dr. Goldberg was also awarded an option to purchase 90,000 shares of the Company’s Common Stock at an exercise price of $3.40, which options will vest over a period of four years, with the first twenty-five (25) percent of such options to vest on the one year anniversary of the award and 1/36 of the remaining options to vest monthly thereafter until fully vested.

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Under the employment agreement, Dr. Goldberg is subject to covenants not to compete and not to solicit customers or employees of the Company for three years following the termination of his employment.

Thomas W. Fry – Senior Vice President, Chief Financial Officer and Secretary

Mr. Fry serves as Senior Vice President, Chief Financial Officer and Secretary of the Company. On January 11, 2012, the Company entered into an employment agreement with Mr. Fry that superseded the employment letter agreement, dated August 21, 2006, between PACE Health Management Systems, Inc. (the Company’s predecessor in interest) and Mr. Fry, as amended by the amendment to the employment letter agreement, dated February 22, 2011, between the Company and Mr. Fry.

Under the terms of Mr. Fry’s employment agreement, the Company will employ Mr. Fry as the Company’s Senior Vice President, Chief Financial Officer, and Secretary until December 31, 2012, with successive one-year renewals thereafter. Mr. Fry will receive an annual salary of $240,000. Mr. Fry is also eligible for an annual incentive award to be determined by the Board (or the Compensation Committee thereof) with a target award opportunity of twenty-five (25) percent of his then-current base salary. The amount of the bonus shall be determined by the Board, based on its reasonable assessment of Mr. Fry’s performance and the Company’s performance against appropriate goals established annually by the Board or the Compensation Committee after consultation with Mr. Fry, prior to the beginning of the period of time from which the performance of Mr. Fry would be evaluated and measured for such bonus. In addition, the Board may, from time to time, grant to Mr. Fry stock options under the Company’s stock option plan. Mr. Fry is also entitled to participate in the Company’s 401(k) plan and other retirement plans, vacation, sick leave and holiday benefits, if any, and any other benefits as are made available either to the Company’s other senior executives or to the Company’s personnel generally, all in accordance with the terms of the Company’s benefits program in effect from time to time. The Company has also agreed to pay the expenses and taxes related to Mr. Fry’s renting of an apartment located near the Company’s headquarters and travel between his place of residence in Connecticut and the Company’s headquarters.

If Mr. Fry’s employment agreement is terminated without “cause” (as defined in the employment agreement), the Company shall pay Mr. Fry (i) any base salary owed, and all bonuses earned, and unpaid through the date of termination; (ii) for any performance bonus plan then in effect on a pro rata basis for that period of time during the fiscal year in which the termination occurs; (iii) reimbursement of unpaid expenses; and (iv) monthly (or biweekly at the Company’s discretion) amounts equal to the then applicable base salary, excluding bonus, for a period of six months after termination. Upon the consummation of a transaction constituting a “change of control” (as defined in the employment agreement) of the Company, the Company will pay Mr. Fry (i) any base salary owed, and all bonuses earned, and unpaid through the date of termination; (ii) for any performance bonus plan then in effect on a pro rata basis for that period of time during the fiscal year in which the termination occurs; (iii) reimbursement of unpaid expenses; (iv) immediate vesting of all unvested stock options; and (v) a severance amount, payable in a lump sum, equal to 12 months base compensation, plus an amount equal to the prior year’s bonus.

Under the employment agreement, Mr. Fry is subject to covenants not to compete and not to solicit customers or employees of the Company for two years following the termination of his employment.

Annual Bonus Compensation

Each of the Named Executive Officers is eligible to receive an annual bonus.  The actual amount of the bonus awarded to each Named Executive Officer is determined by the Company’s Board of Directors, and with respect to all compensation other than that of the Chief Executive Officer, after consultation with the Chief Executive Officer.

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In determining the amount of the bonus to be awarded for each of the Named Executive Officers, the Board does not rely on any specific formula, benchmarking or pre-determined targets, other than the targets set forth in the Named Executive Officer’s employment agreement or arrangement. The Board focuses primarily on its subjective determination of the performance of the individual Named Executive Officer, as well as on the performance of the Company, which includes a review of the Company’s actual and estimated results of operations for the current year, operating results and bonus compensation from prior years.  The Board also takes into account the Named Executive Officer’s responsibilities, as well as the services rendered by the Named Executive Officer to the Company.

Each of the Named Executive Officer’s target bonus amounts are as follows:

•	Dr. Turner is eligible annually for a bonus determined by the Board equal to a value of up to 60% of his annual base salary.

•	Dr. Goldberg is eligible annually for a bonus determined by the Board equal to a value of up to 30% of his annual base salary.

•	Mr. Fry is eligible annually for a bonus determined by the Board equal to a value of up to 25% of his annual base salary.

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Outstanding Equity Awards at Fiscal Year-End

The table below provides information with respect to the stock options and restricted stock units held by the Named Executive Officers as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard W. Turner	1,000,000	[1]				2.01	01/14/17	—	—	—	—
Chairman & Chief	—		225,000	[2]		2.65	12/12/21	—	—	—	—
Executive Officer

Stephen B.	39,583	[3]	10,417	[3]	—	2.30	11/04/18	—	—	—	—
Goldberg	8,854	[4]	16,146	[4]	—	3.42	07/21/20	—	—	—	—
Executive Vice	24,375	[5]	65,625	[5]	—	3.40	11/15/20	—	—	—	—
President &	—		25,000	[6]	—	2.65	12/12/21	—	—	—	—
President, CMHS

Thomas W. Fry	118,000	[7]	—		—	2.01	01/14/17	—	—	—	—
Senior Vice	4,167	[8]	883	[8]	—	2.40	08/25/18	—	—	—	—
President, Chief	3,542	[9]	1,458	[9]	—	2.35	02/27/19	—	—	—	—
Financial Officer	5,000	[10]	5,000	[10]	—	3.19	12/15/19	—	—	—	—
and Secretary	3,250	[11]	8.750	[11]	—	3.40	11/15/20	—	—	—	—
	—		25,000	[12]	—	3.26	02/22/21	—	—	—	—
	—		25,000	[13]	—	2.65	12/12/21	—	—	—	—

1 100,000 of these options vested immediately upon issue on January 15, 2007 and the remainder of these options vest over four years based on the following schedule: 225,000 on January 15, 2008 and 18,750 on the 15th of each month for the following 36 months.

2 These options vest over four years based on the following schedule: 56,250 on December 13, 2012 and 4,688 on the 13th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

3 These options vest over four years based on the following schedule: 12,500 on November 4, 2009 and 1,042 on the 4th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

4 These options vest over four years based on the following schedule: 6,250 on July 22, 2011 and 521 on the 22nd of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

5 These options vest over four years based on the following schedule: 22,500 on November 16, 2011 and 1,875 on the 16th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

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6 These options vest over four years based on the following schedule: 6,250 on December 13, 2012 and 521 on the 13th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

7 These options vest over four years based on the following schedule: 29,500 on January 15, 2008 and 2,458 on the 15th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

8 These options vest over four years based on the following schedule: 1,250 on August 26, 2009 and 104 on the 26th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

9 These options vest over four years based on the following schedule: 1,250 on February 27, 2010 and 104 on the 27th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

10 These options vest over four years based on the following schedule: 2,500 on December 15, 2010 and 208 on the 15th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

11 These options vest over four years based on the following schedule: 3,000 on November 16, 2011 and 250 on the 16th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

12 These options vest over four years based on the following schedule: 6,250 on February 22, 2012 and 521 on the 22nd of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

13 These options vest over four years based on the following schedule: 6,250 on December 13, 2012 and 521 on the 13th of each month for the following 36 months. Any rounding differences between the total number of shares awarded and the total number of shares vested will be adjusted in the final vesting month.

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During the fiscal year ended December 31, 2011, the directors received total compensation as shown in the following table:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash [1] ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Richard W. Turner,
Chairman	—	—	—	—	—	—	—

Edward B. Berger	3,500	—	—	—	—	—	3,500

John W. Colloton	3,000	—	—	—	—	—	3,000

Charles Crocker	3,500	—	—	—	—	—	3,500

Jeffrey W. Runge[2]	3,500	—	85,468	—	—	—	88,968

John Pappajohn	3,500	—	—	—	—	—	3,500

1 During 2011, a fee of $1,000 was paid to each director who is not an officer or employee of the Company for attending, in person, a regularly scheduled or special meeting of the Board of Directors and $500 if the director participates in the meeting via conference call. A fee of $500 was paid to each outside director for attending in person a regularly scheduled or special committee meeting if the meeting is held on a different day than the Board meeting. Additionally, a one-time grant of 40,000 non-qualified stock options to outside directors is issued on the date of their initial appointment to the Board of Directors with an exercise price equal to the fair market value of the stock subject to the option on the date of grant, vesting over three years and contingent upon their continued service on the Board. The Company will reimburse all directors for approved board related business travel expenses along with other board related approved business expenses according to Company policy. This fee structure is for outside directors only and does not include employees of the Company attending board or committee meetings.

2 Dr. Runge joined the Board of Directors on January 11, 2011.

The table below provides the aggregate number of stock options outstanding at December 31, 2011 held by each non-employee director listed above:

Name	Stock Options (in shares)

Edward B. Berger	40,000
John W. Colloton	40,000
Charles Crocker	40,000
Jeffery W. Runge	40,000
John Pappajohn	40,000

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires officers, directors and persons who own more than ten percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the SEC and each national securities exchange on which such securities are listed. Officers, directors and persons holding greater than ten percent of the outstanding shares of a class of Section 12-registered equity securities (“Reporting Persons”) are also required to furnish copies of any such reports filed pursuant to Section 16(a) of the Exchange Act to the Company. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2011, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 20, 2012 as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock, each of our directors, each of our Named Executive Officers, and all of our directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated. Unless otherwise noted, the address of all the individuals named below is c/o Conmed Healthcare Management, Inc., 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock(2)	% of Class (3)
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
John Pappajohn (4)	2,589,508	18.6%
Richard W. Turner (5)	1,010,000	6.8%
Stephen B. Goldberg (6)	171,515	1.2%
Thomas W. Fry (7)	150,668	1.1%
Edward B. Berger (8)	65,000	*
John W. Colloton (9)	50,000	*
Charles Crocker (10)	31,111	*
Jeffrey W. Runge (11)	28,889	*
All directors and Named Executive Officers as a group (8 persons)	4,096,691	26.7%

OTHER 5% OR MORE STOCKHOLDERS

Gainsborough, LLC 420 Bedford Street, Suite 110 Lexington MA, 02420	811,301	5.8%

Lehman Brothers Holdings, Inc (12) 745 Seventh Avenue New York, NY 10019	2,466,431	17.7%

James H. Desnick, M.D. (13) Medical Management of America, Inc. P.O. Box 1759 Highland Park, IL 60035-1759	1,202,261	8.6%

Wellington Management Company, LLP(14) 280 Congress Street Boston, MA 02210	1,586,800	11.4%

(1) Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.

(2) In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of April 20, 2012 pursuant to options, warrants, conversion privileges or other rights as of such date. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person.

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(3) Based on 13,909,315 outstanding shares of Common Stock as of April 20, 2011.

(4) Mr. Pappajohn's beneficial ownership includes 5,000 shares of Common Stock held by Halkis, Ltd, and 5,496 shares of Common Stock held by the John and Marry Pappajohn Scholarship Foundation, both affiliates of Mr. Pappajohn and 2,529,012 shares of Common Stock plus options to purchase 40,000 shares of Common Stock issued under the 2007 Plan that may be acquired at $2.55 per share plus 10,000 shares of restricted stock units issued under the 2007 Plan.

(5) Dr. Turner’s beneficial ownership includes 10,000 shares of Common Stock and options issued under the 2007 Plan to purchase 1,000,000 shares of Common Stock at $2.01 per share.

(6) Dr. Goldberg’s beneficial ownership includes 79,119 shares of Common Stock and options to purchase 44,792 shares, 11,979 shares and 35,625 shares of Common Stock, issued under the 2007 Plan that may be acquired within 60 days of April 20, 2012 at $2.30, $3.42 and $3.40 per share, respectively.

(7) Mr. Fry’s beneficial ownership includes 5,000 shares of Common Stock and options to purchase 118,000, 4,792, 4,063, 6,250, 4,750 and 7,813 shares of Common Stock, respectively, issued under the 2007 Plan that may be acquired within 60 days of April 20, 2012 at $2.01, $2.40, $2.35, $3.19, $3.40 and $3.26 per share, respectively.

(8) Mr. Berger’s beneficial ownership includes 15,000 shares of Common Stock and options to purchase 40,000 shares of Common Stock issued under the 2007 Plan that may be acquired at $3.30 per share plus 10,000 shares of restricted stock units issued under the 2007 Plan .

(9) Mr. Colloton's beneficial ownership includes options to purchase 40,000 shares of Common Stock issued under the 2007 Plan that may be acquired at $3.10 per share plus 10,000 shares of restricted stock units issued under the 2007 Plan.

(10) Mr. Crocker's beneficial ownership includes options to purchase 21,111 shares of Common Stock issued under the 2007 Plan that may be acquired at $3.40 per share plus 10,000 shares of restricted stock units issued under the 2007 Plan.

(11) Mr. Runge's beneficial ownership includes options to purchase 18,889 shares of Common stock issued under the 2007 Plan at an exercise price of $3.27 per share plus 10,000 shares of restricted stock units issued under the 2007 Plan.

(12) Based upon information obtained from the Schedule 13G filed with the SEC on March 23, 2007 plus 466,431 shares of common stock that were issued as the result of the cashless exercise of 500,000 shares of Common Stock issuable upon exercise of warrants at $0.30 per share and 166,667 shares of Common Stock issuable upon exercise of warrants at $2.50 per share.

(13) Based upon information obtained from the Schedule 13D/A filed with the SEC on November 16, 2011 plus 83,931 shares of common stock that were issued as the result of the cashless exercise of 91,570 shares of Common Stock issuable upon exercise of warrants at $0.30 per share.

(13) Based upon information obtained from the Schedule 13G filed with the SEC on December 12, 2011, Wellington Trust, in its capacity as investment adviser, may be deemed to beneficially own 1,586,800 shares of Common Stock which are held of record by clients of Wellington Trust.

Certain Relationships and Related Party Transactions

To the best of our knowledge, since the beginning of fiscal year 2011, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any stockholder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

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OTHER MATTERS

Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

Stockholder Proposals for the 2013 Annual Meeting and General Communications

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials at the Company’s 2013 annual meeting of stockholders, it must be received at our principal executive offices, 7250 Parkway Drive, Suite 400, Hanover, Maryland 21076, Attention: Secretary, not later than December 27, 2012. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery.

If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by March 12, 2013, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year’s annual meeting. If the Board changes the date of next year’s annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our annual report on Form 10-K, our quarterly reports on Form 10-Q, a current report on Form 8-K or by any other means reasonably calculated to inform the stockholders.

Your cooperation in giving this matter your immediate attention and in submitting your proxy promptly will be appreciated.

By order of the Board of Directors

By: /s/ Richard W. Turner
Richard W. Turner, Ph.D.
Chairman and Chief Executive Officer
April 20, 2012

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ANNUAL MEETING OF STOCKHOLDERS OF

CONMED HEALTHCARE MANAGEMENT, INC.

TO BE HELD MAY 24, 2012

Directions to offices of Kramer Levin Naftalis & Frankel LLP

By Air
There are three major airports in the metropolitan area: LaGuardia Airport (which is closest in the NYC Borough of Queens), John F. Kennedy International Airport (on Long Island) and Newark International Airport (in Newark, NJ). From each of these airports, you can take a taxi to and from the office.

From Penn Station (Hub for Long Island Railroad, Amtrak and some NJ Transit Trains)
Walk north on Seventh Avenue to 45th Street and make a right onto 45th Street. Walk one avenue east to Avenue of the Americas (6th Avenue). 1177 Avenue of the Americas is on your near left corner of 45th.

From Port Authority (Hub for NJ Transit Buses and Some Out of Town Buses such as Greyhound)
Walk north on Eighth Avenue to 45th Street and make a right onto 45th Street. Walk three avenues east to Avenue of the Americas (6th Avenue). 1177 Avenue of the Americas is on your near left corner of 45th.

From Grand Central Station (Hub for MetroNorth - Connecticut and Westchester)
Walk west two and a half avenues up 42nd Street to Avenue of the Americas (6th Avenue). Make a right on 42nd Street and Avenue of the Americas. Walk three blocks north on Avenue of Americas to #1177.

Nearest Subway Stations
The B, D, F and Q trains all go to 47th and 50th Streets/Rockefeller Center. The A, C, E, 7, 1, 2, 3, N, R, Q and W trains all go to 42nd Street/Times Square (Broadway and Seventh Avenues). The 4, 5, 6 and 7 trains all go to Grand Central Terminal (42nd-45th Streets between Lexington and Madison Avenues).

Parking
The two nearest parking garages are the garage on 46th Street, between 7th Avenue and Avenue of the Americas (6th Avenue), right before the Muse Hotel, and the Grace Building Garage on 43rd Street and Avenue of the Americas.

The office is located between 45th and 46th Streets.  Reception is on the 29th Floor.

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